Exhibit 10.2

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON THE EXERCISE OF CONVERSION RIGHTSHEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

Notwithstanding anything herein to the contrary, (i) the obligations evidenced by this Subordinated Convertible Promissory Note are subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in the Subordination Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein or contemplated thereby, the “Senior Lender”) and (ii) the rights of the holder of this Note hereunder are subject to the limitations and provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and the terms of this Subordinated Convertible Promissory Note, the terms of the Subordination Agreement shall govern.

CECO Environmental Corp.

SUBORDINATED CONVERTIBLE

PROMISSORY NOTE

Canadian $5,000,000	July 31, 2008

FOR VALUE RECEIVED, the undersigned, CECO Environmental Corp. (the “Company”), a Delaware corporation, hereby promises to pay to the order of Phillip DeZwirek or registered assigns (“Holder”), the principal sum of FIVE MILLION DOLLARS ($5,000,000) (or such lesser amounts as may be outstanding from time to time under this Note) on the Maturity Date, as defined in Section 1 below. Unless otherwise set forth herein, all references to $ means Canadian dollars.

1. Maturity. This Note shall be due and payable upon the earlier to occur of the following events (the “Maturity Date”): (i) July 31, 2010; (ii) six (6) months after repayment of the Superior Debt (as defined in Section 8 below); or (iii) the closing (any such closing referred to as the “Closing”) of a Sale Transaction. For purposes of this Note, a Sale Transaction shall mean (i) a merger, consolidation, corporate reorganization, or sale of shares of stock of the Company as a result of which there is a change in control and/or the shareholders of the Company on the date hereof (“Current Shareholders”) own 50% or less of the outstanding shares of the Company on a fully-diluted basis immediately after the transaction and, including as outstanding for purposes of such calculation, any warrants, options or other instruments convertible or exchangeable into equity securities of the Company issued to persons other than the Current Shareholders in connection with the transaction or (ii) the sale of (A) fifty percent or more of the assets of the Company or (B) any subsidiary, division or line of business of the Company for total consideration in excess of USD $5 million.

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the simple compounded rate of (i) ten percent (10%) per annum from the date hereof through and including December 31, 2008, (ii) eleven percent (11%) per annum from January 1, 2009 through and including December 31, 2009, and (iii) twelve percent (12%) per annum (each such interest rate then in effect a “Base Rate”) from January 1, 2010 until the principal amount of this Note is paid in full. Accrued interest shall be due and payable on June 30 and December 31 of each year with a final payment of accrued and unpaid interest due and payable on the Maturity Date. It shall not be a default hereunder and interest will not accrue on any portion of such interest payments deferred pursuant to the Subordination Agreement (“Deferred Interest”) so long as the Deferred Interest is paid at the time and in the manner allowed by the Subordination Agreement. In the Event of Default (as defined herein) interest shall accrue on all unpaid amounts due hereunder, including without limitation interest, at the rate of the Base Rate plus three percent (3%). If a judgment is entered against Lender on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

3. Payments. Payments of both principal and interest shall be made at the principal executive office of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

So long as no Event of Default has occurred in this Note, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 14.5, then to interest and the remainder to principal.

4. Registration, Transfer and Exchange of Notes. The Company will keep at its principal office a register in which it will provide for the registration of and transfer of this Note, at its own expense (excluding transfer taxes). If this Note is surrendered at said office or at the place of payment named in this Note for registration of transfer or exchange (accompanied in the case of registration of transfer or exchange by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new notes in denominations of $10,000 or larger multiples of $1,000, as requested by the holder for the aggregate unpaid principal amount. Any note or notes issued in a transfer or exchange shall carry the same rights to increase notes surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a “Transfer”) of this Note, the Holder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information and documentation regarding the Transfer as the Company reasonably requests. If the Company so requests, the Holder shall at his expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company), in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer this Note unless the Holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

5. Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes.

6. Conversion.

Holder shall have the following conversion rights:

(a) Subject to the terms and conditions of this Note, Holder shall have the right, at Holder’s option, to convert the outstanding principal amount of this Note and/or accrued and unpaid interest or any portion thereof into shares of common stock, $.01 par value (the “Common Stock”), of the Company, at a price per share equal to USD $5.83, or in case an adjustment in such price has taken place pursuant to the provisions of this Note, then at the price as last adjusted (such price or adjusted price being referred to herein as the “Conversion Price”). Such rights of conversion shall be exercised by Holder by giving written notice that Holder elects to convert the stated portion of the principal amount of and/or accrued and unpaid interest on this Note into Common Stock and by surrender of this Note accompanied by a written instrument of transfer duly executed by Holder to the Company, at the Company’s principal office (or such other office or agency of the Company as the Company may designate by notice in writing to Holder) at any time during its usual business hours. For convenience, the conversion of any portion of the principal of or accrued interest on this Note into Common Stock is hereinafter sometimes referred to as the “conversion” of this Note. Holder may exercise this conversion right at any time and from time to time on and after the date of its receipt of this Note. The exchange rate for conversion shall be determined using the noon buying rate of the Federal Reserve Bank of New York as of the date immediately preceding the date of conversion, or if not available, as listed in the Wall Street Journal for the day immediately preceding the date of conversion or, if determining the exchange rate using such other method is appropriate or required under Securities and Exchange Commission or Nasdaq laws, rules or regulations, then such method shall be used.

(b) Promptly after the receipt of the written notice referred to above and surrender of this Note for conversion, the Company shall issue and deliver, or cause to be issued and delivered, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion. Such conversion shall be deemed to have been effected and the Conversion Price shall be the

Conversion Price as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered for conversion as aforesaid, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become at such time the holder or holders of record of the shares represented thereby. In the event that only a portion of this Note is converted, the Company shall execute and deliver to Holder, at the expense of the Company, a new Note, in the same form as this Note, in principal amount and accrued interest equal to the unconverted portion of this Note.

(c) No fractional shares shall be issued upon conversion into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends (having a record date prior to the effective date of conversion) on the Common Stock issued upon such conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph (c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to Holder, subject to the Subordination Agreement (as defined in Section 8), an amount in cash equal to the fraction represented by such share multiplied by the closing price of the Common Stock on the conversion date.

(d) Whenever the Company shall (i) declare or pay a dividend or make a distribution on shares of Common Stock in shares of Common Stock or in any other shares of capital stock of the Company or in other securities of the Company (ii) subdivide, split or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination or reclassification, shall be proportionately adjusted so that Holder shall upon conversion into shares of Common Stock after such time, be entitled to receive the number of shares of Common Stock or other securities of the Company which Holder would have been entitled to receive immediately after such time had this Note been converted into shares of Common Stock immediately prior to such time. Such adjustment shall be made successively each time any event described in this paragraph (d) shall occur.

(e) In case of any reclassification, capital reorganization or change by the Company of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (which is treated in paragraph (d) above), but including any change of such shares into one or more other classes or series of shares of capital stock), or in case of any consolidation of the Company with, or merger of the Company with or into, another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification or change of the Company’ outstanding shares), or in case of any sale or other conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing person shall provide, as a condition to such transaction, that Holder shall acquire, upon conversion of, or in exchange for, this Note the kind and amount of shares and other securities and property (including cash and evidences of indebtedness) which would have been received by Holder upon such reclassification, reorganization, change, consolidation, merger, or sale or conveyance of assets if Holder had converted this Note into shares of Common Stock immediately prior thereto. Such other person, which shall thereafter be deemed to be the Company for purposes of this paragraph (e), shall provide for similar future adjustments as nearly equivalent as may be practicable to the adjustments provided herein. Such adjustment shall be made successively each time any event described above in this paragraph (e) shall occur.

(f) In the event the Company at any time after the date of the original issuance of this Note shall distribute shares of stock or other securities of other persons, evidences of indebtedness issued by the Company or other property (other than cash) to the holders of its Common Stock by way of dividend or otherwise, in either case other than in connection with a capital reorganization, consolidation, merger or sale or other conveyance of all or substantially all of the Company’s assets (each of which transactions is provided for in paragraph (e) above), then, in each such case, Holder, upon conversion of this Note into shares of Common Stock as provided hereby, shall be entitled to receive, and the Company shall reserve for issuance to Holder upon such conversion, the shares of stock or other securities, evidences of indebtedness, or other property which it would have been entitled to receive if it had so converted and become the holder of record of the shares of Common Stock issued upon such conversion immediately prior to the record date fixed for the determination of the stockholders entitled to receive such dividend or distribution. The foregoing adjustments shall be made successively whenever any event listed above in this paragraph (f) shall occur.

(g) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof to Holder, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based and stating that such adjustment calculation has been reviewed and approved by the Company’s independent certified public accountants.

(h) In case at any time:

(i) the Company shall declare any dividend upon its Common Stock payable in cash, stock, property or any security (whether of the Company or otherwise) or make any other distribution to the holders of its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give (A) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(i) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of this Note, as provided in this Note, free from any pre-emptive rights (if any), such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it shall from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock which have been issued at or prior to the time such action was taken and those which are issuable after such action upon conversion of this Note and exercise of all options and conversion of all convertible securities of the Company would exceed the total number of shares of Common Stock authorized by the Company’s Certificate of Incorporation.

(j) The issuance to the Holder of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holder for any issuance, stock transfer or documentary stamp tax in respect thereof. All such certificates shall bear a legend stating that the shares represented by such certificates have not been registered under the U.S. Securities Act of 1933, as amended, or applicable state or provincial law and such other legends as are customary for unregistered securities.

(k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(l) The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

7. Prepayment.

7.1 Optional Prepayment. Subject to the Subordination Agreement, the Company, at its option and without any premium, may prepay in whole or in part the principal amount of this Note at 100% of the face value of this Note at any time; provided, however that the Company shall give Holder not less than 10 days written notice prior to any pre-payment of this Note, including without limitation repayments pursuant to Section 9 (the “Prepayment Notice”). The Prepayment Notice shall specify the date upon (“Prepayment Date”) and the place at which, payment may be obtained and shall call upon the Holder to surrender this Note to the Company in the manner and at the place designated. On the Prepayment Date, the Holder shall surrender this Note to the Company in the manner and at the place designated in the Prepayment Notice, and thereupon prepayment shall be made to Holder and this Note shall be cancelled. In the event that less than all the principal amount of this Note is prepaid, upon surrender of this Note to the Company, the Company shall execute and deliver to Holder a new note or notes in principal amount equal to the unpaid principal amount of this Note. The Company shall, at the time of any such prepayment, pay to the holder of this Note all interest accrued and unpaid to the Prepayment Date. Notwithstanding the foregoing, once a notice of the Closing of a Sale Transaction pursuant to Section 14.4 has been sent to the Holder, the Company may not prepay this Note prior to the Closing of a Sale Transaction, or until the Sale Transaction has been formally abandoned without the consent of Holder. The parties acknowledge that Holder may effect Holder’s conversion rights under Section 6 prior to any such Prepayment Date, notwithstanding receipt of a Prepayment Notice.

7.2 Cessation of Rights. From and after the Prepayment Date, unless there has been a default under the Prepayment Notice, all interest on the redeemed principal amount shall cease to accrue and all rights of Holder as a Holder of this Note shall cease with respect to the principal amount prepaid and, with respect to such amount, this Note thereafter shall not be deemed to be outstanding for any purpose whatsoever. By acceptance of this Note, Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company in order to implement the foregoing provisions of this Section.

7.3 Mandatory Prepayment. Commencing August 4, 2008, the Holder shall have the option for ninety (90) days (the “Option Period”) to cause the Company to repay this Note in full subject to the Subordination Agreement, provided that (i) a third party, which third party may be an affiliate of Holder (a “Refinancing Party”) pays the Company the amount then outstanding under this Note in full, provided that, subject to the Subordination Agreement, the Company may repay Holder the amount of the then accrued and unpaid interest in connection with a repayment under this Section 7.3, in which event the Refinancing Party shall pay the Company the outstanding principal amount then owed under this Note, (ii) the Refinancing Party enters into a subordination agreement, security agreement, and subordinated note substantially in the form of the Subordination Agreement, Security Agreement and this Note, provided that the conversion price will be adjusted so that it is equal to the closing consolidated bid price of the common stock of the Company as listed on the NASDAQ stock exchange, immediately prior to the issuance of the new note, in accordance with NASDAQ rules and regulations, or such greater price as the Refinancing Party and the Company mutually agree, and (iii) the Company does not incur any additional indebtedness in connection with the issuance of the note to the Refinancing Party, other than the amount of any interest that may have accrued under this Note prior to repayment. If the Holder provides the Company written notice of his election to exercise the option right under this Section within the Option Period, the Company shall use its commercially reasonable efforts to repay this Note as soon a practicable following receipt of such notice, subject to the Refinancing Party’s cooperation.

8. Subordination. The indebtedness evidenced by this Note shall at all times be wholly subordinate and junior in right of payment to all indebtedness, liabilities, and obligations of the Company and the Subsidiaries (as defined below), existing or in the future incurred, under or in connection with the Credit Agreement dated December 29, 2005, as amended (the Credit Agreement, as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) and the other Loan Documents (as defined in the Credit Agreement) (“Superior Debt”) among the Company, CECO Group Inc., CECO Filters, Inc., New Bush Co., Inc., The Kirk & Blum Manufacturing Company, kbd/Technic, Inc., CECOAire, Inc., CECO Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc., FKI, LLC, CECO Mexico Holdings LLC, Fisher-Klosterman, Inc. (collectively, other than the Company, the “Subsidiaries”) and Fifth Third Bank (the “Senior Lender”), upon the terms and conditions contained in the Subordination Agreement, dated as of July ____, 2008 (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein).

9. Repayment of Notes. Subject to the terms of the Subordination Agreement, in the event the Company completes an equity financing or offering or a series of equity financing or offerings for a total consideration in excess of USD $10,000,000, then twenty-five percent (25%) of all such consideration in excess of USD $10,000,000 shall be used immediately, upon receipt by the Company, to pre-pay this Note, subject to the Subordination Agreement. The Company may also pre-pay this Note in whole or in part upon the consent of the Senior Lender.

10. Covenants of the Company. The Company covenants and agrees that it shall not, without the prior written approval of the Holder:

10.1 Obtain or incur any indebtedness or other monetary obligations that are senior to or on parity with the Note, other than the Superior Debt.

10.2 Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on the Company’s property or assets, other than with respect to the Superior Debt and any other Permitted Liens (as defined in the Credit Agreement).

11. Events of Default.

11.1 Occurrences of Events of Default. Each of the following events shall constitute an “Event of Default” for purposes of this Note:

(a) if the Company fails to pay any amount payable, under this Note when due;

(b) if the Company breaches any of its representations, warranties or covenants set forth in this Note and such breach is not cured within thirty (30) days of notice of such breach;

(c) the commencement of an involuntary case against the Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary’s property, or ordering the winding-up or liquidation of the Company or one of its subsidiary’s affairs;

(d) if the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary’s property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

(e) if the Company’s business shall fail, as determined in good faith by the Holder and evidenced by the Company’s inability to pay its ongoing debts as such debts become due.

11.2 Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

12. Investment Representations of the Holder. With respect to the purchase of this Note, the Holder hereby represents and warrants to the Company as follows:

12.1 Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

12.2 Investment. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder is an “accredited investor” within the meaning of Regulation D, Section 501(a), promulgated by the Securities and Exchange Commission.

12.3 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

13. Security. This Promissory Note is secured by a Security Agreement (the “Security Agreement”) dated the date hereof among Holder and the Company and the Subsidiaries. This Promissory Note, the Security Agreement and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from the Company to Holder in connection with this Note or the Security Agreement, other than (i) that certain Registration Rights Agreement between Holder and the Company dated the date hereof and (ii) any equity or equity related rights (including obligations pertaining to any conversion rights) under the Note, shall hereinafter be collectively referred to as the “Loan Documents.” The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. The Company does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.

14. Miscellaneous.

14.1 Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

14.2 Governing Law. The Note shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of laws.

14.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

If to the Company:	CECO Environmental Corp.
3120 Forrer Street
Cincinnati, Ohio 45209
Attention: Dennis W. Blazer

And if to the Holder, to the address or facsimile number of Holder as set forth on the Company’s records, or such other address as the Holder has provided to the Company by notice duly given.

14.4 Notice of a Sale Transaction. The Company shall give the Holder of this Note notice of the Closing of a Sale Transaction at least thirty (30) days prior to such Closing.

14.5 Collection. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys’ fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

14.6 Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

14.7 Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

14.8 Time. Time is of the essence in this Note.

14.9 Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

13.10 Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

14.11 Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

14.12 No Waiver by Holder. The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

14.13 Submission to Jurisdiction. BORROWER, AND ANY ENDORSERS, SURETIES, GUARANTORS AND ALL OTHERS WHO ARE, OR WHO MAY BECOME, LIABLE FOR THE PAYMENT HEREOF SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY (A) AGREE THAT ANY SUIT, ACTION, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT AND MAINTAINED IN THE COURTS IN AND FOR HAMILTON COUNTY, OHIO, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO; (B) CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS.

14.14 Waiver of Trial by Jury. HOLDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

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CECO ENVIRONMENTAL CORP.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President – Finance and Administration and Chief Financial Officer

Phillip DeZwirek

/s/ Phillip DeZwirek

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